EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                    Three Months Ended                    Nine Months Ended
                       September 30                         September 30
                  2002              2001               2002              2001
              ------------      ------------       ------------      ------------
JAN                    ---               ---          1,461,394         1,445,429
FEB                    ---               ---          1,464,952         1,448,400
MAR                    ---               ---          1,464,949         1,448,400
APR                    ---               ---          1,464,947         1,448,400
MAY                    ---               ---          1,468,772         1,451,465
JUN                    ---               ---          1,468,772         1,451,464
JUL              1,468,772         1,451,463          1,468,772         1,451,463
AUG              1,472,392         1,454,763          1,472,392         1,454,763
SEP              1,472,389         1,454,763          1,472,389         1,454,763
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,413,553         4,360,989         13,207,339        13,054,547
                         3                 3                  9                 9
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,471,184         1,453,663          1,467,482         1,450,505
------------  ------------      ------------       ------------      ------------
Net Income    $  1,007,895      $    644,614      $   2,681,440      $  1,743,056
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.69      $       0.44      $        1.83      $       1.20
------------  ------------      ------------       ------------      ------------

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